UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2010 (November 11, 2010)
AMERICAN OIL & GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 991-0173
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Amendment of the $30,000,000 Credit Agreement
On November 11, 2010, American Oil & Gas Inc. (the “Company”) entered into an amendment (the “Amendment”) to its credit agreement dated August 27, 2010 (the “Credit Agreement”) with Hess Corporation (“Hess”). The Credit Agreement was executed in connection with the July 27, 2010 Agreement and Plan of Merger by and between the Company, Hess and Hess Investment Corp., a wholly-owned subsidiary of Hess. Pursuant to the Amendment, the aggregate amount of the Loans (as defined in the Credit Agreement) that Hess can make to the Company was increased from $30,000,000 to $45,000,000. The Amendment was limited to an increase of the credit line under the Credit Agreement and certain other clarifying changes to the terms of the Credit Agreement.
The Amendment is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto, not to provide any other factual information regarding the Company, Hess or their respective businesses or the actual conduct of their respective businesses during the pendency of the Credit Agreement, as amended. You should not rely on the representations and warranties in the Credit Agreement, as amended, as characterizations of the actual state of facts about the Company, Hess or any other person. Furthermore, you should not rely on the covenants in the Credit Agreement, as amended, as actual limitations on the respective businesses of the Company and Hess, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Credit Agreement, as amended, or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated into this Current Report on Form 8-K by reference. For a full description of the Credit Agreement, please refer to the Form 8-K filed by the Company on August 30, 2010.
Item 2.02 Results of Operations and Financial Condition
On November 15, 2010, the Company issued a press release announcing financial results for its third quarter ended September 30, 2010.
Item 7.01 Regulation FD Disclosure
On November 15, 2010, the Company issued a press release entitled “American Oil & Gas Reports 3rd Quarter 2010 Financial Results and Provides Operations Update.” The press release is attached as Exhibit 99.1 hereto.
In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Items 2.02 and 7.01 and Exhibit 99.1 attached hereto of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS
The information in Item 1.01 of this Form 8-K is being made in respect of the proposed merger transaction involving Hess Corporation (“Hess”) and American Oil & Gas Inc. (“American”). In connection with the proposed transaction, Hess initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2010 a registration statement on Form S-4 containing a preliminary proxy statement/prospectus. The proposed merger transaction involving Hess and American will be submitted to American’s stockholders for their consideration and the definitive proxy statement/prospectus was mailed to American’s stockholders on or about November 16, 2010. Further, each of Hess and American also plan to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AMERICAN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS REGARDING THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders can obtain free copies of the proxy statement/prospectus and other documents containing important information about Hess and American through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Hess are available free of charge on Hess’ internet website at www.hess.com or by contacting Hess’ Corporate Secretary Department at 212-536-8602. Copies of the documents filed with the SEC by American are available free of charge on American’s internet website at www.americanog.com or by contacting American’s Investor Relations Department at 303-449-1184.
Hess, American, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of American in connection with the proposed transaction. Information about the directors and executive officers of Hess is set forth in its proxy statement for its 2010 annual meeting of stockholders and in its annual report on Form 10-K, as amended, which were filed with the SEC on March 25, 2010 and February 26, 2010 (as amended on November 8, 2010), respectively. Information about the directors and executive officers of American is set forth in its proxy statement for its 2010 annual meeting of stockholders and in its annual report on Form 10-K, as amended, which were filed with the SEC on May 14, 2010 and March 15, 2010 (as amended on March 29, 2010 and April 30, 2010), respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials that have been filed with the SEC.
Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Amendment to Credit Agreement dated November 11, 2010 between American Oil & Gas Inc. and Hess Corporation.

Exhibit 99.1	Press Release dated November 15, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2010	AMERICAN OIL & GAS INC.

	By:	/s/ Andrew P. Calerich
Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 2.1	Amendment to Credit Agreement dated November 11, 2010 between American Oil & Gas Inc. and Hess Corporation.

Exhibit 99.1	Press Release dated November 15, 2010.

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